Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
DECEMBER 28, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. AGREES TO ACQUIRE
GAS GATHERING ASSETS IN MARCELLUS SHALE FROM
CHESAPEAKE ENERGY CORPORATION FOR $865 MILLION

OKLAHOMA CITY, OKLAHOMA, DECEMBER 28, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) (“CHKM”) today announced it has agreed to acquire Appalachia Midstream Services, L.L.C. (“AMS”), the wholly owned subsidiary of Chesapeake Midstream Development, L.P. that holds its Marcellus Shale midstream assets, for total consideration of $865 million.  Chesapeake Midstream Development, L.P. is a wholly owned subsidiary of Chesapeake Energy Corporation (NYSE:CHK) (“Chesapeake”).  The addition of the Marcellus assets makes CHKM the industry’s largest gathering and processing master limited partnership as measured by throughput volume.

Through acquiring AMS, CHKM will own approximately 47% of an integrated system of assets that consist of approximately 200 miles of gathering pipeline in the Marcellus Shale, including the liquids-rich Marcellus South region.  Throughput for these assets at December 15, 2011 was just over one billion cubic feet per day.  AMS operates the assets under 15-year fixed fee gathering agreements with leading Marcellus natural gas and liquids producers.  The gathering agreements include significant acreage dedications and annual fee redeterminations that target a mid-teens return on all invested capital in the acquired assets.  Chesapeake has committed to generating EBITDA of not less than $100 million in 2012 and $150 million in 2013 from the Marcellus assets for the benefit of CHKM.

The acquisition, which is expected to close by December 30, 2011, will be financed by $600 million of cash drawn from CHKM’s revolving credit facility and equity consideration of $265 million (9.8 million CHKM common units), increasing Chesapeake’s limited partnership ownership of CHKM to 46.1% from 42.3%.  On December 20, 2011, CHKM completed an amendment of its credit facility that increased total borrowing capacity to $1.0 billion.

Terms of the transaction were unanimously approved by the Board of Directors of CHKM’s general partner and by the Board’s Conflicts Committee, which is comprised entirely of independent directors.  The Conflicts Committee engaged Tudor, Pickering, Holt & Co. Securities, Inc. to act as its financial advisor and Richards, Layton & Finger, P.A. to act as its legal advisor.

INVESTOR CONTACT:	MEDIA CONTACTS:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

Management Comments

J. Mike Stice, CHKM’s Chief Executive Officer, commented, “We are excited to expand our footprint into the Marcellus Shale, further increasing our basin diversification and, more importantly, exposing us to the increased drilling activity in the liquid-rich regions in the Marcellus South.  With the closing of this transaction, we will have completed two significant acquisitions from Chesapeake in just 18 months since our IPO and will have created the industry’s largest gathering and processing MLP.  Given Chesapeake’s dynamic growth potential and industry-leading leasehold position in the Lower 48, CHKM expects to pursue a substantial number of asset dropdowns from Chesapeake in the years ahead.”

Aubrey K. McClendon, Chesapeake’s Chief Executive Officer, added, “We are pleased to announce our second gathering asset sale to CHKM.  Combined with our Springridge Haynesville asset sale of $500 million in December 2010, we have now dropped down gathering assets of approximately $1.4 billion into CHKM.  Combined with the $1.2 billion Barnett, Permian and Mid-Continent gathering assets contributed to the formation of CHKM’s predecessor in September 2009, Chesapeake has successfully monetized $2.6 billion of its extensive midstream asset portfolio at a more attractive valuation than if these assets had stayed on Chesapeake’s balance sheet.

“These Marcellus assets are a truly unique platform for growth that will benefit CHKM for decades.  An asset of this scale and quality highlights the significant value CHKM realizes as an MLP sponsored by the most active driller in the U.S. and the largest leasehold owner in the Lower 48.  We look forward to continuing to build Chesapeake’s midstream systems in the Haynesville, Eagle Ford, Greater Anadarko (including the Cleveland, Tonkawa and Mississippian), Niobrara and Utica plays, all of which will be available to CHKM for future dropdowns.”

Conference Call Information

A conference call hosted by CHKM’s management to discuss the acquisition and an outlook for 2012 has been scheduled for Thursday morning, December 29, 2011 at 9:00 a.m. EST.  Presentation materials to be referenced during the discussion will be available just prior to the call and can be accessed by going to the main page of CHKM’s website at www.chkm.com.  The telephone number to access the conference call is 719-457-2662 or toll-free 888-282-4591.  The passcode for the call is 2460591.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on December 29, 2011 through 12:00 p.m. EST on January 12, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 2460591.  The conference call will also be webcast live on the Internet and can be accessed by going to CHKM’s website in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. (NYSE:CHKM) owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Upon completion of the acquisition of Marcellus assets announced today, CHKM will be the industry’s largest gathering and processing master limited partnership as measured by throughput volume.  Headquartered in Oklahoma City, CHKM's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  CHKM’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com where CHKM routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas, a Top 15 producer of oil and natural gas liquids and the most active driller of new wells in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Barnett, Haynesville, Bossier, Marcellus and Pearsall natural gas shale plays and in the Granite Wash, Cleveland, Tonkawa, Mississippi Lime, Bone Spring, Avalon, Wolfcamp, Wolfberry, Eagle Ford, Niobrara, Three Forks/Bakken and Utica unconventional liquids plays. The company has also vertically integrated its operations and owns substantial midstream, compression, drilling, trucking, pressure pumping and other oilfield service assets directly and indirectly through its subsidiaries Chesapeake Midstream Development, L.P. and Chesapeake Oilfield Services, L.L.C. and its affiliate Chesapeake Midstream Partners, L.P. (NYSE:CHKM) Chesapeake’s stock is traded on the New York Stock Exchange under the symbol CHK.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include the closing of the announced acquisition of Marcellus midstream gathering and processing assets and the expectation to pursue future asset acquisitions from Chesapeake.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  The Marcellus acquisition may not be completed as described or at all and future acquisitions from Chesapeake are uncertain.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2010 Annual Report on Form 10-K.